EXHIBIT 4.8

AGREEMENT TO FURNISH INSTRUMENTS AND AGREEMENTS

DEFINING RIGHTS OF HOLDERS OF LONG-TERM DEBT

PVF CAPITAL CORP.

30000 Aurora Road

Solon, Ohio 44139

Re: PVF Capital Corp. Form 10-K for the fiscal year ended June 30, 2012

September 21, 2012

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

PVF Capital Corp, an Ohio corporation (“PVFC”), is today filing an Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (the “Form 10-K”), as executed on September 21, 2012.

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, PVFC hereby agrees to furnish the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. No such instrument represents long-term debt in excess of 10% of the total assets of PVFC and its subsidiaries on a consolidated basis.

Very truly yours,

/s/ Robert J. King, Jr.

President and Chief Executive Officer